EXHIBIT 23.1
                           TRIMBLE NAVIGATION LIMITED

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the use of our report dated January 26, 2001, in this Annual Report (Form 10-K) of Trimble Navigation Limited for the year ended December 29, 2000.

         We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-37384, 33-39647, 33-45167, 33-45604, 33-46719,
33-50944,  33-57522,   33-62078,   33-78502,   33-84362,  33-91858,   333-04670,
333-28429,  333-53703,  333-84949  and  333-38264)  pertaining to the 1983 Stock
Option Plan, the Trimble Navigation Savings and Retirement Plan, the 1990 Director Stock Option Plan, the "Position for Us for Progress" 1992 Employee Stock Bonus Plan, the 1992 Management Discount Stock Option Plan, and the 1993 Stock Option Plan, and the related Prospectuses, of our report dated January 26, 2001 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in the Annual Report (Form 10-K) for the year ended December 29, 2000.



                                                  /s/ ERNST & YOUNG LLP


Palo Alto, California
March 27, 2001


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